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                                                                 EXHIBIT 5.1

                      Opinion and Consent of Bruce L. Dibb P.C.
                                  Bruce L. Dibb P.C.
                            311 South State St.  Suite 380
                              Salt Lake City, Ut. 84111

                                  February 16, 1999
Chequemate International, Inc.
57 West 200 South, Suite 350
Salt Lake City, Utah 84101

Gentlemen:

     The undersigned has acted as counsel for Chequemate International, Inc. dba C-3D Digital, Inc. (the "Company") in connection with a registration statement on Form S-3 of the Company (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration of shares of common stock, par value $0.0001 per share, of the Company (the "Shares"), which are underlying the Convertible Debentures and the Warrants, as described in the 1998 and 1999 subscription agreements (collectively the "Subscription Agreements") as referred to in the Registration Statement.

     In connection with this opinion, the undersigned has considered such questions of law as the undersigned has deemed necessary as a basis for the opinions set forth below, and has examined or otherwise is familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following: (i) the Registration Statement; (ii) the Articles of Incorporation and Bylaws, as amended, of the Company, as currently in effect;
(iii) certain resolutions of the Board of Directors of the Company relating to the Subscription Agreements and other transactions contemplated by the Registration Statement; and (iv) such other documents as the undersigned has deemed necessary or appropriate as a basis for the opinions set forth below. In his examination, the undersigned has assumed the genuineness of all signatures, the authenticity of all documents submitted to the undersigned as originals, the conformity to original documents of all documents submitted to the undersigned as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that the undersigned did not independently establish or verify, the undersigned has relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon the foregoing, the undersigned is of the opinion that the Shares to be sold by the Selling Shareholder, as described in the Registration Statement, will have been duly authorized for issuance and that when sold, issued, paid for and delivered in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     The law covered by this opinion is limited to the law of the State of Utah, without regard to the principles of conflicts of laws thereof, and based upon and limited to the laws and regulations in effect as of the date hereof. The undersigned assumes no obligation to update the opinions set forth herein.

     The undersigned hereby consents to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, the undersigned does not thereby admit that the undersigned is within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.


                                       Very truly yours,

                                       /s/ Bruce L. Dibb P.C.

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